EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference (A) in the Registration Statements on Form S-8 (Nos. 333-43138, 33-61907, 33-10257, 333-44959, 333-61833, 333-69268, 333-90919, 333-88250, 333-102199, and 333-108443) pertaining to the 1981 Employee Incentive Stock Option Plan, 1987 Stock Option Plan, 1995 Stock Option Plan, as amended, 1995 Non-Employee Directors’ Stock Option Plan, as amended, 1995 Employee Stock Purchase Plan, as amended, CEO Option Program, VP Sales Option Program and VP Finance & Administration and CFO Option Program of California Micro Devices Corporation and (B) in the Registration Statements on Form S-3 (Nos. 333-113695, 333-108417, 333-102198, and 333-76206) of our report dated May 8, 2003 (except for the second paragraph of Note 9, as to which the date is June 26, 2003) with respect to the 2003 financial statements and schedule of California Micro Devices Corporation included in the Annual Report (Form 10-K) for the year ended March 31, 2004.

/s/ Ernst & Young, LLP

San Jose, California

September 1, 2004